Exhibit 10.3

ESCROW DEPOSIT AGREEMENT

AGREEMENT dated this 21s1 day of October 2009, by and among PURDEN LAKE RESOURCE CORP., a Delaware corporation (the "Company"), having an address at 7 Ashland Road, Caldwell, New Jersey 07006, MAY DAVIS PARTNERS, LLC, a Delaware limited liability company, registered broker-dealer and a member of the Financial Industry Regulatory Authority, Inc. ("May Davis"), having an address at 800 Third Avenue, 9th Floor, New York, New York 10022, AMERICAN CAPITAL PARTNERS, LLC, a New York limited liability company, registered broker-dealer and a member of the Financial Industry Regulatory Authority, Inc. ("American Capital" and, together with May Davis, collectively, the "Placement Agents"), having an address at 205 Oser Avenue, Hauppauge, New York 11788, and SIGNATURE BANK (the "Escrow Agent"), a New York State chartered bank, having an office at 261 Madison Avenue, New York, New York 10016. All terms not herein defined shall have the meaning ascribed to them in the Company's Confidential Private Offering Memorandum, as amended and supplemented from time to time, including all attachments, schedules and exhibits thereto (collectively, the "Memorandum").

WITNESSETH:

WHEREAS, pursuant to the terms of the Memorandum, the Company is offering (the "Offering") for sale on a "reasonable efforts all-or-none" basis a minimum (the "Minimum Amount") of 582 units (each a "Unit" and, collectively, the "Units") for an aggregate purchase price of $5,820,000 and on a "reasonable efforts" basis a maximum (the "Maximum Amount") of 1,147 Units for an aggregate purchase price of $11,470,000, each Unit consisting of (i) 3,937 shares of the Company's common stock (the "Common Stock"), and (ii) a five-year warrant (the "Warrant") to purchase 514 additional shares of Common Stock (the "Warrant Shares") at an exercise price of $3.81 per share. The Units are being sold at a purchase price of $10,000 per Unit, with a minimum investment of one (1) Unit ($10,000) (which minimum investment may be waived by the Company and the Placement Agent in their discretion);

WHEREAS, unless the Minimum Amount is sold by November 20, 2009 (the "Initial Termination Date"), which period may be extended until December 21, 2009 (the "Final Termination Date') by the Company and the Placement Agents in their mutual discretion, the Offering will terminate and all funds will be returned to the subscribers in the Offering (the "Subscribers") without interest, penalty or offset;

WHEREAS, the Company and the Placement Agents desire to establish an escrow account with the Escrow Agent into which the Company shall instruct the Subscribers to deposit checks and other instruments for the payment of money made payable to the order of "Signature Bank, as Escrow Agent for Purden Lake Resource Corp.," and the Escrow Agent is willing to accept said checks and other instruments for the payment of money in accordance with the terms hereinafter set forth;

WHEREAS, the Company and the Placement Agents represent and warrant to the Escrow Agent that they have not stated to any individual or entity that the Escrow Agent's duties will include anything other than those duties stated in this Agreement; and

WHEREAS, the Company and the Placement Agents warrant to the Escrow Agent that a copy of the Memorandum and all other documents which have been delivered to Subscribers which include the Escrow Agent's name and duties, have been attached hereto as Schedule 1

NOW, THEREFORE, IT IS AGREED as follows:

I.             Delivery of Escrow Funds.

(a) The Placement Agents and the Company shall instruct Subscribers to deliver to the Placement Agents or Escrow Agent checks made payable to the order of "Signature Bank, as Escrow Agent for Purden Lake Resource Corp.," or wire transfer to Signature Bank, 261 Madison Avenue, New York, New York 10016, ABA No. 026013576 for credit to Signature Bank, as Escrow Agent for Purden Lake Resource Corp., Account No. 1501326425, in each case, with the name, address and social security number or taxpayer identification number of the individual or entity making payment. In the event any Subscriber's address and/or social security number or taxpayer identification number are not provided to the Escrow Agent by such Subscriber, the Placement Agents and/or the Company agree to promptly provide the Escrow Agent with such information. The checks or wire transfers shall be deposited into a non interest- bearing account at Signature Bank entitled "Signature Bank, as Escrow Agent for Purden Lake Resource Corp." (the "Escrow Account").

(b) The collected funds deposited into the Escrow Account are referred to as the "Escrow Funds."

(c) The Escrow Agent shall have no duty or responsibility to enforce the collection or demand payment of any funds deposited into the Escrow Account. If, for any reason, any check deposited into the Escrow Account shall be returned unpaid to the Escrow Agent, the sole duty of the Escrow Agent shall be to return the check to the Subscriber and advise the Company and the Placement Agents promptly thereof.

(d) The Escrow Agent shall hold all Escrow Funds in the Escrow Account free from any lien, claim or offset of the Escrow Agent, except as set forth herein.

2.            Release of Escrow Funds.   The Escrow Funds shall be paid by the Escrow Agent in accordance with the following:

(a) In the event that the Company and the Placement Agents advise the Escrow Agent in writing that the Offering has been terminated (the "Termination Notice"), the Escrow Agent shall promptly return the Escrow Funds paid by each Subscriber, and not previously closed upon, to said Subscriber without interest or deduction, penalty or offset.

(b) If prior to 3:00 P.M. (New York City time) on or prior to the Initial Termination Date, the Escrow Agent receives written notification, in the form of Exhibit A attached hereto and made a part hereof (the "Extension Notice"), signed by the Company and the Placement Agents stating that the Initial Termination Date has been extended to a date on or before the Final Termination Date, the date shall be so extended.

(c) Provided that the Escrow Agent has not received a Termination Notice pursuant to Section 2(a) hereof and there is at least the Minimum Amount deposited into the Escrow Account on or prior to (i) the Initial Termination Date or (ii) the Final Termination Date (in the event that the Escrow Agent has received an Extension Notice), the Escrow Agent shall, upon receipt of written instructions, in form and substance satisfactory to the Escrow Agent, received from the Company and the Placement Agents, pay the Escrow Funds in accordance with such written instructions, such payment or payments to be made by wire transfer on the same Banking Day (as defined in Section 2(f) hereof) of receipt of such written instructions (the "First Closing"): provided, however, if such instructions are received after 3:00 PM (New York City time) on any day, such payments shall be made by the Escrow Agent so that they are received before 3:00 PM (New York City time) on the next day which is a Banking Day. The same procedures shall be coordinated with respect to any subsequent closings occurring prior to the Initial Termination Date or the Final Termination Date, as applicable. Notwithstanding anything contained herein, a final closing may be held no later than ten (10) business days after the Initial Termination Date or the Final Termination Date, as applicable.

(d) If by 3:00 P.M. (local New York City time) on the Initial Termination Date or, in the event that the Escrow Agent has received the Extension Notice, on the Final Termination Date, the Escrow Agent (i) has not received written instructions from the Company and the Placement Agents pursuant to Section 2(c) hereof regarding the disbursement of the Escrow Funds, or (ii) there is a balance in the Escrow Account of less than the Minimum Amount and the First Closing has not yet occurred, then the Escrow Agent shall promptly return the Escrow Funds to the Subscribers without interest or deductions, penalty or expense and shall promptly notify the Company and the Placement Agents thereof. The Escrow Funds returned to each Subscriber shall be free and clear of any and all claims of the Escrow Agent.

(e) The Escrow Agent shall not be required to pay any uncollected funds or any funds which are not available for withdrawal.

(f) If any other date that is a deadline under this Agreement for giving the Escrow Agent notice or instructions or for the Escrow Agent to take action is not a Banking Day, then such date shall be changed to the Banking Day that is immediately after such date. A "Banking Day" is any day other than a Saturday, Sunday or Bank Holiday.

(g) The Company may reject or cancel any subscription for Units in whole or in part. If payment for any such rejected or canceled subscription has been delivered to the Escrow Agent, the Company and the Placement Agents will inform the Escrow Agent of the rejection or cancellation, and the Escrow Agent upon receiving such notice shall promptly return such funds to said Subscriber, but in no event prior to those funds becoming collected and available for withdrawal.

3.            Acceptance by Escrow Agent. The Escrow Agent hereby accepts and agrees to perform its obligations hereunder, provided that:

(a) The Escrow Agent may act in reliance upon any signature reasonably believed by it to be genuine, and may assume that any person who has been designated by the Placement Agents or the Company to give any written instructions, notice or receipt, or make any statements in connection with the provisions hereof has been duly authorized to do so. The Escrow Agent shall have no duty to make inquiry as to the genuineness, accuracy or validity of any statements or instructions or any signatures on statements or instructions. The names and true signatures of each individual authorized to act singly on behalf of the Company and the Placement Agents are stated in Schedule II, which is attached hereto and made a part hereof. The Company and the Placement Agents may each remove or add one or more of its authorized signers listed on Schedule II by notifying the Escrow Agent of such change in accordance with this Agreement, which notice shall include the true signature for any new authorized signatories.

(b) The Escrow Agent may act relative hereto in reliance upon advice of counsel in reference to any matter connected herewith. The Escrow Agent shall not be liable for any mistake of fact or error of judgment or law, or for any acts or omissions of any kind, unless caused by its willful misconduct or gross negligence.

(c) The Placement Agents and the Company agree to indemnify and hold the Escrow Agent harmless from and against any and all claims, losses, costs, liabilities, damages, suits, demands, judgments or expenses (including but not limited to reasonable attorney's fees) claimed against or incurred by the Escrow Agent, in good faith, arising out of or related, directly or indirectly, to this Escrow Agreement unless caused by a breach of this Agreement by the Escrow Agent or by the Escrow Agent's gross negligence or willful misconduct.

(d) In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder, the Escrow Agent shall be entitled to (i) refrain from taking any action other than to keep safely the Escrow Funds until it shall be directed otherwise by a court of competent jurisdiction, or (ii) deliver the Escrow Funds to a court of competent jurisdiction and in either case it shall notify the Company and the Placement Agents thereof.

(e) The Escrow Agent shall have no duty, responsibility or obligation to interpret or enforce the terms of any agreement other than the Escrow Agent's obligations hereunder, and the Escrow Agent shall not be required to make a request that any monies be delivered to the Escrow Account, it being agreed that the sole duties and responsibilities of the Escrow Agent, to the extent not prohibited by applicable law, shall be (i) to accept checks or other instruments for the payment of money and wire transfers delivered to the Escrow Agent for the Escrow Account and deposit said checks and wire transfers into the non-interest bearing Escrow Account, and (ii) to disburse or refrain from disbursing the Escrow Funds as stated above, provided that the checks received by the Escrow Agent have been collected and are available for withdrawal.

4. Resignation and Termination of the Escrow Agent. The Escrow Agent may resign at any time by giving thirty (30) days' prior written notice of such resignation to the Placement Agents and the Company.    Upon providing such notice, the Escrow Agent shall have no further obligation hereunder except to comply with Section 2(c) and to hold the Escrow Funds which it thereafter receives until the end of such 30-day period.   In such event, the Escrow Agent shall not take any action, other than complying with Section 2(c) and receiving and depositing Subscribers' checks and wire transfers in accordance with this Agreement, until the Company together with the Placement Agents have designated a banking corporation, trust company, attorney or other person as successor.   Upon receipt of such written designation signed by the Placement Agents and the Company, the Escrow Agent shall promptly deliver the Escrow Funds to such successor and shall thereafter have no further obligations hereunder. If such instructions are not received within thirty (30) days following the effective date of such resignation, then the Escrow Agent may deposit the Escrow Funds and any other amounts held by it pursuant to this Agreement with a clerk of a court of competent jurisdiction pending the appointment of a successor. In either case provided for in this paragraph, the Escrow Agent shall be relieved of all further obligations and released from all liability thereafter arising with respect to the Escrow Funds.

5.           Termination, The Company and the Placement Agents may terminate the appointment of the Escrow Agent hereunder upon written notice specifying the date upon which such termination shall take effect, which date shall be at least thirty (30) days from the date of such notice. In the event of such termination, the Company and the Placement Agents shall, within thirty (30) days of such notice, appoint a successor escrow agent and the Escrow Agent shall, upon receipt of written instructions signed by the Company and the Placement Agents, turn over to such successor escrow agent all of the Escrow Funds; provided, however, that if the Company and the Placement Agents fail to appoint a successor escrow agent within such 30-day period, such termination notice shall be null and void and the Escrow Agent shall continue to be bound by all of the provisions hereof. Upon receipt of the Escrow Funds, the successor escrow agent shall become the Escrow Agent hereunder and shall be bound by all of the provisions hereof and Signature Bank shall be relieved of all further obligations and released from all liability thereafter arising with respect to the Escrow Funds and under this Agreement. Nothing herein shall, however, release the Escrow Agent from liability for its actions or omissions as provided herein arising prior to the appointment of such successor.

6.            Investment.   All funds received by the Escrow Agent will be held only in non-interest bearing bank accounts at Signature Bank.

7.           Compensation. The Escrow Agent shall be entitled, for the duties to be performed by it hereunder, to a fee of $3,500 which fee shall be paid by the Company promptly following the signing of this Agreement. In addition, the Company shall be obligated to reimburse the Escrow Agent for all third party fees, costs and expenses incurred in good faith or that become due in connection with the Escrow Account and this Agreement, including reasonable and actual attorney's fees. Neither the modification, cancellation, termination or rescission of this Agreement, nor the resignation or termination of the Escrow Agent shall affect the right of the Escrow Agent to retain the amount of any fee which has been paid, or to be reimbursed or paid for any costs or expenses that have been incurred or become due prior to the effective date of any such modification, cancellation, termination, resignation or rescission. To the extent the Escrow Agent has not been paid any fee or has incurred any such costs or expenses prior to any closing, the Escrow Agent shall advise the Company and the Company shall direct all such amounts to be paid directly at any such closing.

8.           Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if sent by hand-delivery, by facsimile (followed by first-class mail), one (1) business day after sent by nationally recognized overnight courier service or three (3) business days after sent by registered or certified mail, return receipt requested, in each case costs prepaid, to the addresses set forth below.

If to the Placement Agents:

    May Davis Partners, LLC
    800 Third Avenue, 9th Floor
    New York, New York 10022
     Attention: Owen May
    Fax: (212) 508-2124

    American Capital Partners, LLC
    205 Oser Avenue Hauppauge, New York 11788
    Attention: Anthony M. Gardini
    Fax: (631) 670-1352

 With a copy to:

    Gusrae, Kaplan, Bruno & Nusbaum PLLC
    120 Wall Street, 11th Floor
    New York, New York 10005
   Attention: Lawrence G. Nusbaum, Esq.
    Fax: (212)809-5449

If to the Company:

    Purden Lake Resource
    Corp. 7 Ashland Road
    Caldwell, New Jersey 07006
   Attention: Lisa Lopomo

If to the Escrow Agent:

    Signature Bank
    261 Madison Avenue
    New York, New York 10016
   Attention; Mr. Cliff Broder, Group Director and Senior Vice President
    Fax:(646) 822-1359

9.           General.

(a) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be entirely performed within such State without regard to choice of law principles and any action brought hereunder shall be brought in the courts of the State of New York, located in the County of New York. Each party hereto irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds and irrevocably consents to service of process by mail or in any manner permitted by applicable law and consents to the jurisdiction of said courts. Each of the parties hereto hereby waives all right to trial by jury in any action, proceeding or counterclaim arising out of the transactions contemplated by this Agreement.

(b) This Agreement sets forth the entire agreement and understanding of the parties in respect to the matters contained herein and supersedes all prior agreements, arrangements and understandings relating thereto.

(c) All of the terms and conditions of this Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the parties hereto, as well as their respective successors and assigns.

(d)  This Agreement may be amended, modified, superseded or canceled, and any of the terms or conditions hereof may be waived, only by a written instrument executed by each party hereto or, in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver of any party of any condition, or of the breach of any term contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement. No party may assign any rights, duties or obligations hereunder unless all other parties have given their prior written consent.

(e) If any provision included in this Agreement proves to be invalid or unenforceable, it shall not affect the validity of the remaining provisions.

(f) This Agreement and any amendment or modification of this Agreement may be executed in several counterparts or by separate instruments and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties hereto.

10.           Form of Signature. The parties hereto agree to accept a facsimile transmission copy of their respective actual signatures as evidence of their actual signatures to this Agreement and any amendment or modification of this Agreement; provided, however, that each party who produces a facsimile signature agrees, by the express terms hereof, to place, promptly after transmission of his or her signature by fax, a true and correct original copy of his or her signature in overnight mail to the address of the other parties.

[Signature page follows]

IN WITNESS WHEREOF, The parties have duly executed this Escrow Agreement as of the date first set forth above.

MAY DAVIS PARTNERS, LLC

By: /s/ Owen May
Name: Owen May
Title: CEO

AMERICAN CAPITAL PARTNERS, LLC

By: /s/ Anthony M Gardini
Name: Anthony M Gardini
Title: CEO

PURDEN LAKE RESOURCES CORP

By: /s/ Lisa Lopomo
Name: Lisa Lopomo
Title: President and Chairman

SIGNATURE BANK

By: /s/ Cliff Broder
Name: Cliff Broder
Title: Senior VP

By: /s/ Sfirm Defoff
Name: Sfirm Defoff
Title: VP

EXHIBIT A

Date:__________________

Signature Bank
261 Madison Avenue
New York, New York 10016
Attention: Mr. Cliff Broder, Group Director and Senior Vice President

    Re: Purden Lake Resource  Corp, Escrow Account No. 1501326425

Dear Mr. Broder:

In accordance with the terms of Section 2(b) of an Escrow Deposit Agreement dated October 21, 2009, by and among PURDEN LAKE RESOURCE CORP. (the "Company"), MAY DAVIS PARTNERS, LLC ("May Davis"). AMERICAN CAPITAL PARTNERS, LLC ("American Capital" and, together with May Davis, collectively, the "Placement Agents") and SIGNATURE BANK (the "Escrow Agent"), the Company and the Placement Agents hereby notify the Escrow Agent that the Offering Period has been extended to December 21, 2009, the Final Termination Date.

Very truly yours,

	MAY DAVIS PARTNERS, LLC		PURDEN LAKE RESOURCE CORP.

By:		By:
	Name: Owen May		Name: Lisa Lopomo
	Title:		Title:

AMERICAN CAPITAL PARTNERS, LLC

By:
Name: Anthony M. Gardini
Title:

Schedule I

OFFERING DOCUMENTS

Schedule II

The Escrow Agent is authorized to accept instructions signed or believed by the Escrow Agent to be signed by any one of the following on behalf of Purden Lake Resource Corp., May Davis Partners, LLC and American Capital Partners, LLC

PURDEN LAKE RESOURCE CORP.

Name	True Signature

Lisa Lopomo	/s/ Lisa Lopomo

MAY DAVIS PARTNERS. LLC

Name	True Signature

Owen May	/s/ Owen May

AMERICAN CAPITAL PARTNERS. LLC

Name	True Signature

Anthony M. Gardini	/s/ Anthony M. Gardini